SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): April 23, 2012

FONAR CORPORATION

______________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	0-10248	11-2464137
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 Marcus Drive

Melville, New York 11747

(631) 694-2929

__________________________________________

(Address, including zip code, and telephone number

of registrant's principal executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(a) Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 23, 2012, FONAR Corporation ("FONAR") received a letter from The NASDAQ Stock Market LLC ("NASDAQ") indicating that the Company had failed to remain in compliance with NASDAQ Listing Rule 5605(c)(2)(A) (the “Rule”), the audit committee composition requirement, as a result of the death of Mr. Robert Djerejian on August 21, 2011.

Mr. Djerejian was an independent director who also served as a member of the audit committee. The continued listing rules require that the audit committee be comprised of at least three directors, each of whom must be independent, and that the majority of the board be comprised of independent directors.

FONAR has advised the Staff that the board of directors has appointed Mr. Ronald G. Lehman to fill the vacancies on the board and the audit committee, thereby bringing FONAR back into compliance with the Rule.

Mr. Lehman is a Managing Director of Investment Banking with Bruderman Brothers, Inc., a private, New York-based broker-dealer (a FINRA member firm). Mr. Lehman directly manages all facets of the firm’s transaction processes, from deal origination, to sourcing capital, to negotiating deal structures, through documentation and closing. The firm provides buy and sell-side advisory, capital raising, and consulting services to lower middle-market companies. Mr. Lehman specializes in advising healthcare services companies and has recently completed the recapitalizations of Professional Orthopedic and Sports Medicine, P.C. and Dynamic Healthcare Services, Inc., among others.

From 2000 to 2008, Mr. Lehman worked for various Bruderman entities as a buy and sell-side advisor, and acted as a principal in several private equity transactions. In 2008, he joined Health Diagnostics, LLC, one of the country’s fastest growing diagnostic imaging providers, as a Senior Vice President of Acquisitions where he managed the company’s acquisition and corporate finance activities. Mr. Lehman returned to Bruderman Brothers in 2010 to lead the firm’s investment banking efforts. He also participates in the firm’s merchant banking investments and oversees many of these assignments.

From 1998 to 2000, Mr. Lehman worked at Deutsche Bank Securities, Inc. and last held the position of Associate in their Global Custody Group. Mr. Lehman graduated from Columbia University with a B.A. in 1998.

A copy of the Company's press release announcing receipt of the Staff’s letter is attached hereto as Exhibit 99 and is incorporated herein by reference.

Exhibits

99. Press Release dated April 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONAR CORPORATION

(Registrant)

By: /s/ Raymond Damadian

Raymond Damadian

President and Chairman

Dated: April 27, 2012